Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lydall, Inc. (the “Company”) on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Christopher R. Skomorowski, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Lydall, Inc. and will be retained by Lydall, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. The foregoing certification is accompanying the Form 10-Q solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of Section 1350, chapter 63 of title 18, United States Code) and is not being filed as a part of this Form 10-Q or as a separate disclosure document.

May 14, 2003	/S/ CHRISTOPHER R. SKOMOROWSKI
Christopher R. Skomorowski President and Chief Executive Officer